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                                  EXHIBIT 10 (b)
                              SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE is made and entered into as of the 30th day of January, 1995, between UNITED INSURANCE COMPANY OF AMERICA, as "Landlord", and QUIXOTE CORPORATION, as "Tenant".

     WHEREAS, Landlord and Tenant previously entered into a Lease (the "Lease"), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, the premises commonly known as Suite 3000 on the 30th floor of the One East Wacker Drive Building, Chicago, Illinois, on the terms and provisions therein set forth.

     WHEREAS, Landlord and Tenant thereafter entered into an amendment to the Lease (the "First Lease Amendment"), pursuant to which Suite 2320, located on the 23rd floor of the One East Wacker Drive Building, Chicago, Illinois (the "Expansion Space"), was added to the Premises under the Lease, on the terms and provisions set forth in the First Lease Amendment.

     WHEREAS, Tenant recently expressed its desire to delete the Expansion Space from the Premises, and Landlord and Tenant have reached an agreement with respect to the deletion of the Expansion Space from the Premises, and they wish to set forth their agreement in said respects in writing.

     NOW, THEREFORE, in consideration of the reciprocal agreements herein contained, and other good and valuable consideration, the adequacy and receipt whereof hereby is acknowledged, the parties hereto agree as follows:
     1. the above recitals are incorporated in and made an express part of this Second Amendment to Lease.
     2. As of December 31, 1994, the Expansion Space shall be deemed deleted from the Premises under the Lease; as of said date, the increases in the Base Rent which were set forth in paragraph 4 of the First Lease Amendment no longer shall be applicable; and as of said date, Tenant shall have no further rights or options as set forth in the First Lease Amendment. After said date, the Premises shall consist only of the Premises originally described in the Lease, and the Base Rent that is due and payable by Tenant under the Lease shall be reduced to the Base Rent originally set forth in the Lease.
     3. Landlord hereby acknowledges receipt from Tenant of a Termination Fee, which was paid by Tenant to Landlord in consideration for Landlord's deletion of the Expansion Space from the Premises; and Landlord hereby acknowledges that Tenant has vacated and surrendered to Landlord possession of the Expansion Space.
    4. Except as expressly stated herein, the Lease shall be and remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Lease
Termination Agreement as of the date and year above first written.


LANDLORD:                                   TENANT:

United Insurance Company of America         Quixote Corporation

By:/s/ David F. Bengston                    By:/s/ Myron R. Shain
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Its: Vice President                         Its: Vice President
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